Exhibit 4.14

FIFTH THIRD BANCORP, as issuer of

SUBORDINATED DEBT SECURITIES

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FIRST SUPPLEMENTAL INDENTURE

Dated as of December 20, 2006

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WILMINGTON TRUST COMPANY, as Trustee

FIRST SUPPLEMENTAL INDENTURE, dated as of December 20, 2006 (the “First Supplemental Indenture”), between FIFTH THIRD BANCORP, a corporation duly organized and existing under the laws of the State of Ohio (herein called the “Company”), as issuer, and WILMINGTON TRUST COMPANY, a banking corporation duly organized and existing under the laws of Delaware, as Trustee (herein called the “Trustee”), to the Indenture dated as of May 23, 2003 by and between the Company and the Trustee (the “Indenture”).

W I T N E S S E T H :

WHEREAS, the Company and the Trustee have heretofore executed and delivered the Indenture and the only series of Securities previously issued by the Company under the Indenture were the 4.50% Subordinated Notes due June 1, 2018 of the Company (the “Existing Securities”);

WHEREAS, Section 901(5) of the Indenture provides that the Company and the Trustee may amend the Indenture without the consent of any Holders to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision;

WHEREAS, the Company desires to amend the Indenture pursuant to Section 901(5) of the Indenture, and the effect of such amendment will not apply to, or modify the rights of the Holders of, the Existing Securities; and

WHEREAS, all other acts and proceedings required by law, by the Indenture and by the articles of incorporation and code of regulations of the Company to make this First Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Company and the Trustee hereby agree as follows:

SECTION 1. AMENDMENTS TO THE INDENTURE

(a) Solely with respect to any series of Securities issued by the Company on or after the date of this First Supplemental Indenture, the definitions of “Other Financial Obligations” and “Entitled Persons” in Article I Section 101 of the Indenture shall be deleted and all references thereto in the Indenture shall be of no consequence and have no force or effect.

(b) Solely with respect to any series of Securities issued by the Company on or after the date of this First Supplemental Indenture, the definition of “Senior Indebtedness” in Article I Section 101 of the Indenture shall be amended to read as follows:

“Senior Indebtedness” means, unless otherwise determined with respect to any series of Securities pursuant to Section 301, (a) the principal of (and premium, if any) and interest on all indebtedness of the Company (including indebtedness of others guaranteed by the Company), whether outstanding on the date of the First Supplemental Indenture or thereafter created, incurred or assumed, which is (i) for money borrowed or (ii) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind; (b) whether outstanding on the date of the First Supplemental Indenture or thereafter created, incurred or assumed, any (i) obligation of the Company under direct credit substitutes, (ii) obligation of, or any such obligation directly or indirectly guaranteed by, the Company for purchased money or funds, (iii) deferred obligation of, or any such obligation directly or indirectly guaranteed by, the Company incurred in connection with the acquisition of any business, properties or assets not evidenced by a note or similar instrument given in connection therewith, or (iv) obligation of the Company to make payment pursuant to the terms of financial instruments such as (A) securities contracts and foreign currency exchange contracts, (B) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts and commodity options contracts and (C) financial instruments similar to those set forth in (iv)(A) or (iv)(B) above; and (c) any amendments, renewals, extensions or modifications of any such indebtedness or obligation, unless in any case in the instrument creating or evidencing any such indebtedness or obligation or pursuant to which the same is outstanding it is provided that such indebtedness or obligation is not superior in right of payment to the Securities or is to rank pari passu with or subordinate to the Securities. Senior indebtedness does not include Securities issued under the Indenture or the Company’s debt issued under the Company’s Junior Subordinated Indenture, dated as of March 20, 1997, between the Company and Wilmington Trust Company, as Debenture Trustee.

(c) Solely with respect to any series of Securities issued by the Company on or after the date of this First Supplemental Indenture, Article XIV Section 1407 of the Indenture shall be amended to read as follows:

SECTION 1407. Provisions Solely to Define Relative Rights.

The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall

(a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Company) to pay to the Holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

(d) Solely with respect to any series of Securities issued by the Company on or after the date of this First Supplemental Indenture, Article XIV Section 1415(c) through (f) of the Indenture shall be deleted and shall have no effect with respect to series of Securities issued on or after the date of this First Supplemental Indenture.

SECTION 2. OPERATIVENESS

This First Supplemental Indenture will become operative and binding upon each of the Company and the Trustee and the Holders on the day and year first above written.

SECTION 3. REFERENCE TO AND EFFECT ON THE INDENTURE

(a) On and after the operative date of this First Supplemental Indenture, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as supplemented by this First Supplemental Indenture unless the context otherwise requires.

(b) Except as specifically amended above, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.

SECTION 4. GOVERNING LAW

This First Supplemental Indenture, the Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York.

SECTION 5. DEFINED TERMS

Unless otherwise indicated, capitalized terms used herein and not otherwise defined shall have the respective meanings given such terms in the Indenture.

SECTION 6. CONFLICTS

In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this First Supplemental Indenture, then the terms and conditions of this First Supplemental Indenture shall prevail.

SECTION 7. TRUST INDENTURE ACT CONTROLS

If any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision of this First Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended (the “Act”), as in force at the date as of which this First Supplemental Indenture was executed, the provision required by said Act shall control.

SECTION 8. COUNTERPARTS AND METHOD OF EXECUTION

This First Supplemental Indenture may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

SECTION 9. TITLES

Section titles are for descriptive purposes only and shall not control or alter the meaning of this First Supplemental Indenture as set forth in the text.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be executed as of the day and year first above written.

FIFTH THIRD BANCORP

By:
Name:	Christopher G. Marshall
Title:	EVP, CFO

WILMINGTON TRUST COMPANY, as
Trustee

By:
Name:	Kristin L. Moore
Title:	Senior Financial Services Officer

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